Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2021, relating to the financial statements of Infrastructure and Energy Alternatives,
Inc., appearing in the Annual Report on Form 10-K of Infrastructure and Energy Alternatives, Inc. for
the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
May 17, 2021